AMSC Reports Second Quarter Fiscal 2016 Financial Results and Provides Business Outlook
Company to host conference call today at 10:00 am ET

Devens, MA – November 2, 2016 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its second quarter of fiscal 2016 ended September 30, 2016.

Revenues for the second quarter of fiscal 2016 were $18.5 million, compared with $19.0 million for the same period of fiscal 2015. The year-over-year decrease in revenues was due to modestly lower Wind segment revenues during the second quarter of fiscal 2016.

AMSC’s net loss for the second quarter of fiscal 2016 decreased to $7.3 million, or $0.53 per share, from $7.7 million, or $0.57 per share, for the same period of fiscal 2015. The Company’s non-GAAP net loss for the second quarter of fiscal 2016 was $8.2 million, or $0.60 per share, which was improved compared with a non-GAAP net loss of $8.7 million, or $0.64 per share, in the same period of fiscal 2015. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents and restricted cash at September 30, 2016 totaled $26.6 million, compared with $36.6 million at June 30, 2016.

“Revenues in our Wind segment returned to a more normal run-rate in the second quarter, while our Grid revenues continued to achieve year-over-year growth,” said Daniel P. McGahn, President and CEO, AMSC. “While the first half of the fiscal year was challenging, we expect a stronger second half of the fiscal year, with growing revenues and minimal cash burn.”

Business Outlook
“We anticipate higher Wind revenues and that our Grid revenues remain strong in the third quarter,” said McGahn. For the third quarter ending December 31, 2016, AMSC expects that its revenues will be in the range of $23.0 million to $25.0 million. The Company’s net loss and non-GAAP loss (as defined below) for the third quarter of fiscal 2016 are each expected to be less than $8.0 million, or $0.57 per share.

Conference Call Reminder

AMSC Reports Q2FY16 Results	Page 2

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 785-830-7989 and using conference ID 1601966.

About AMSC (NASDAQ: AMSC)
AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about our expectations regarding anticipated financial results, a stronger second half of the fiscal year, higher Wind revenues and Grid revenues remaining strong in the third quarter and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox, and shipments to Inox may not commence in the time frame we expect or at all; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; Our financial condition may have an adverse effect on our customer and supplier relationships; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs;Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We rely upon third-party suppliers for the components and sub-assemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations; We may not realize all of the sales expected from our backlog of orders and contracts; Our success depends upon the commercial use of high temperature superconductor (“HTS”) products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; We have operations in and depend on sales in emerging markets, including India and China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these countries; We face risks related to our intellectual property; We face risks related to our legal proceedings; and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2016, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q2FY16 Results	Page 3

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended September 30,		Six months ended September 30,
	2016	2015	2016	2015
Revenues
Wind	$12,898	$13,583	$18,573	$31,747
Grid	5,609	5,421	13,279	10,980
Total revenues	18,507	19,004	31,852	42,727

Cost of revenues	16,404	15,992	28,886	36,495

Gross profit	2,103	3,012	2,966	6,232

Operating expenses:
Research and development	2,867	3,003	5,819	6,165
Selling, general and administrative	6,347	6,773	13,563	14,308
Impairment of minority interest investment	—	38	—	779
Amortization of acquisition related intangibles	39	39	78	78
Total operating expenses	9,253	9,853	19,460	21,330

Operating loss	(7,150)	(6,841)	(16,494)	(15,098)

Change in fair value of derivatives and warrants	1,244	701	567	1,501
Interest expense, net	(107)	(286)	(243)	(603)
Other expense, net	(518)	(397)	(393)	(1,169)
Loss before income tax expense	(6,531)	(6,823)	(16,563)	(15,369)

Income tax expense	794	875	1,117	1,450

Net loss	$(7,325)	$(7,698)	$(17,680)	$(16,819)

Net loss per common share
Basic	$(0.53)	$(0.57)	$(1.29)	$(1.31)
Diluted	$(0.53)	$(0.57)	$(1.29)	$(1.31)

Weighted average number of common shares outstanding
Basic	13,769	13,595	13,723	12,808
Diluted	13,769	13,595	13,723	12,808

AMSC Reports Q2FY16 Results	Page 4

UNAUDITED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

	September 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$25,262	$39,330
Accounts receivable, net	12,130	19,264
Inventory	26,448	18,512
Prepaid expenses and other current assets	2,847	5,778
Restricted cash	452	457
Total current assets	67,139	83,341

Property, plant and equipment, net	46,677	49,778
Intangibles, net	571	854
Restricted cash	934	934
Deferred tax assets	96	96
Other assets	336	315
Total assets	$115,753	$135,318

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$18,581	$23,156
Note payable, current portion, net of discount of $77 as of September 30, 2016 and $42 as of March 31, 2016	2,089	2,624
Derivative liabilities	2,660	3,227
Deferred revenue	17,341	12,000
Total current liabilities	40,671	41,007

Note payable, net of discount of $133 as of March 31, 2016	—	1,367
Deferred revenue	8,262	9,269
Deferred tax liabilities	63	63
Other liabilities	54	63
Total liabilities	49,050	51,769

Stockholders' equity:
Common stock	143	141
Additional paid-in capital	1,013,676	1,011,813
Treasury stock	(1,371)	(881)
Accumulated other comprehensive income	119	660
Accumulated deficit	(945,864)	(928,184)
Total stockholders' equity	66,703	83,549
Total liabilities and stockholders' equity	$115,753	$135,318

AMSC Reports Q2FY16 Results	Page 5

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended September 30,
	2016	2015
Cash flows from operating activities:

Net loss	$(17,680)	$(16,819)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	3,735	4,009
Stock-based compensation expense	1,653	1,834
Impairment of minority interest investments	—	746
Provision for excess and obsolete inventory	671	829
Write-off prepaid taxes	—	511
Loss from minority interest investments	—	356
Change in fair value of derivatives and warrants	(567)	(1,501)
Non-cash interest expense	98	207
Other non-cash items	(103)	921
Changes in operating asset and liability accounts:
Accounts receivable	7,118	(1,196)
Inventory	(8,696)	3,478
Prepaid expenses and other current assets	2,843	2,957
Accounts payable and accrued expenses	(4,481)	(3,337)
Deferred revenue	4,497	(762)
Net cash used in operating activities	(10,912)	(7,767)

Cash flows from investing activities:
Net cash used in investing activities	(368)	(228)

Cash flows from financing activities:
Net cash (used in)/provided by financing activities	(2,490)	20,202

Effect of exchange rate changes on cash and cash equivalents	(298)	(125)

Net (decrease)/increase in cash and cash equivalents	(14,068)	12,082
Cash and cash equivalents at beginning of year	39,330	20,490
Cash and cash equivalents at end of year	$25,262	$32,572

AMSC Reports Q2FY16 Results	Page 6

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

	Three months ended September 30,		Six months ended September 30,
	2016	2015	2016	2015
Net loss	$(7,325)	$(7,698)	$(17,680)	$(16,819)
Stock-based compensation	653	706	1,653	1,834
Amortization of acquisition-related intangibles	39	39	78	78
Restructuring and impairment charges	—	38	—	779
Consumption of zero cost-basis inventory	(482)	(1,223)	(640)	(2,069)
Change in fair value of derivatives and warrants	(1,244)	(701)	(567)	(1,501)
Non-cash interest expense	42	96	98	207
Tax effect of adjustments	77	$—	102	—
Non-GAAP net loss	$(8,240)	$(8,743)	$(16,956)	$(17,491)

Non-GAAP net loss per share	$(0.60)	$(0.64)	$(1.24)	$(1.37)
Weighted average shares outstanding - basic and diluted	13,769	13,595	13,723	12,808

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In millions, except per share data)

Three months ending
December 31, 2016
Net loss	$(8.0)
Stock-based compensation	0.6
Consumption of zero-cost inventory	(0.6)
Non-GAAP net loss	$(8.0)
Non-GAAP net loss per share	$(0.57)
Shares outstanding	14.0

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; amortization of acquisition-related intangibles; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.
Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:
Brion D. Tanous
AMSC Investor Relations
Phone: 424-634-8592

AMSC Reports Q2FY16 Results	Page 7

Email: Brion.Tanous@amsc.com